SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 8, 2006

MERCANTILE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-5127	52-0898572
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Two Hopkins Plaza, P.O. Box 1477, Baltimore, Maryland 21203

(Address of principal executive offices) (Zip Code)

(410) 237-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

Bonus Payments

On March 8, 2006, the Compensation Committee of the Board of Directors of Mercantile Bankshares Corporation (“Bankshares”) approved the payment of bonuses for 2005 to senior executive officers pursuant to the Annual Cash Incentive Plan. The Committee also approved grants of certain stock option and restricted stock awards made in accordance with the terms of the Mercantile Bankshares Corporation 1999 Stock Plan, as amended, and certain restricted stock awards made under its 2004 Restricted Stock Program, a copy of each of which has been filed previously by Bankshares.

The bonuses will be paid in March, 2006 to Bankshares’ Named Executive Officers (as defined in Item 402 of Regulation S-K), as follows:

Edward J. Kelly, III	$950,000
Alexander T. Mason	$750,000
Jay M. Wilson	$375,000
J. Marshall Reid	$500,000
Peter W. Floeckher, Jr.	$400,000

The Annual Incentive Compensation Plan, or “Incentive Plan,” approved by the stockholders in 2002, is based on a formula tied directly to corporate performance and profitability. The Incentive Plan is intended to be the principal, but not exclusive, mechanism for cash bonus incentives for key executive employees, and certain executive employees may be excluded from the Incentive Plan.

The Compensation Committee chooses participants in the plan annually and there are three classes of participants. The maximum potential award is 100% of salary for Class I participants, 60% for Class II participants and 40% for Class III participants. Bonuses are based exclusively on the following quantifiable performance measures: earnings per share, net operating income, or a combination thereof. For 2005, awards were based solely on growth of earnings per share. Awards are made after the end of the applicable year based on financial results for that year, and are made in accordance with the formula set forth in the Incentive Plan, subject to the ability of the Committee to reduce or eliminate an award in its discretion.

As to any applicable performance measure, no award will be made unless the annual growth rate (based on prior year performance) equals or exceeds 3%. If the annual growth rate equals 3%, 10% of the applicable component of the potential award will be made. If the annual growth rate falls between 3% and 12%, then the percentage of the applicable component of the potential award to be made will be in proportion to ten times the excess of the annual growth rate over 2%. If the annual growth rate equals or exceeds 12%, the maximum amount of the applicable component of the potential award will be made. The limit on any award to any participant is the applicable percentage of salary noted above (i.e., 100%, 60% or 40%), but in no event can any participant receive an award in excess of $1,500,000.

Payment of awards made under the Incentive Plan are made in cash, except that the Compensation Committee has the discretion to pay a portion of the award in restricted shares of common stock to the extent that a participant’s award for a particular year exceeds 70% of the maximum potential award.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mercantile Bankshares Corporation
(Registrant)

Date: March 10, 2006	/s/ Terry L. Troupe
Terry L. Troupe
Executive Vice President and
Chief Executive Officer